
                                                                    EXHIBIT 3.62

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            RADIO ONE OF TEXAS, L.P.

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                                                                               .
                                                                               .
                                                                               .

                                    CONTENTS

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
                                                                                Page
                                                                                ----
                                   ARTICLE ONE

                           NAME OF PARTNERSHIP, PLACE,
                       CHARACTER OF BUSINESS AND INTEREST

1.01.  Name ..................................................................    1
1.02.  Registered Office and Place of Business ...............................    1
1.03.  Character of Business .................................................    1
1.04.  Interest in Partnership ...............................................    2

                                   ARTICLE TWO

                               TERM OF PARTNERSHIP

2.01.  Term of Partnership ...................................................    2
2.02.  Wind-up ...............................................................    2

                                  ARTICLE THREE

                     CAPITAL CONTRIBUTIONS AND CAPITAL UNITS

3.01.  Partnership Capital ...................................................    2
3.02.  Capital Contributions .................................................    2
3.03.  Liability of Partners .................................................    3
3.04.  Return of Contribution ................................................    3
3.05.  Capital Accounts ......................................................    3
3.06.  Capital Account Restatement ...........................................    4
3.07.  Deficit Capital Accounts ..............................................    4

                                  ARTICLE FOUR

            ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT

4.01.  Net Income and Net Loss ...............................................    5
4.02.  Allocation of Net Income and Net Loss .................................    6
4.03.  Special Allocations ...................................................    6

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
4.04.  Curative Allocations ..................................................    9
4.05.  Effects of Varying General and Limited Partnership Interests During a
         Partnership Year ....................................................   11
4.06.  Allocation of Income, Gain, Loss and Deduction; Section 704(c) ........   11
4.07.  Allocation of Tax Items ...............................................   11
4.08.  Interest, Salaries or Fees Paid to Partners ...........................   11
4.09.  Definitions ...........................................................   11
4.10.  Certain Interests of General Partners .................................   12

                                  ARTICLE FIVE

                                  DISTRIBUTIONS

                                   ARTICLE SIX

                         MANAGEMENT AND PARTNERS' DUTIES

6.01.  Management of Partnership .............................................   13
6.02.  Operation of Partnership Business .....................................   13
6.03.  Control of the Business by Limited Partners ...........................   15
6.04.  Limitations of General Partners .......................................   15
6.05.  Liability of the General Partners .....................................   16

                                  ARTICLE SEVEN

                  BANK ACCOUNTS, FISCAL YEAR, BOOKS, ACCOUNTING
                                  AND ELECTIONS

7.01.  Tax Elections .........................................................   17
7.02.  Other Tax Matters .....................................................   17
7.03.  Required Records ......................................................   17

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
                                  ARTICLE EIGHT

                           TERMINATION AND DISSOLUTION

8.01.  Priority of Dissolution ...............................................   17
8.02.  Events Causing Dissolution ............................................   18
8.03.  Agreement in Event of Dissolution by Act or Event Relating to Less Than
         All Partners ........................................................   18
8.04.  Designation of a General Partner ......................................   19
8.05.  Bankruptcy, Incompetency or Death of a Limited Partner ................   19
8.06.  Time to Dissolve ......................................................   19
8.07.  Date of Termination ...................................................   19
8.08.  Contingent Liabilities ................................................   20

                                  ARTICLE NINE

                         AMENDMENT AND ENTIRE AGREEMENT

                                   ARTICLE TEN

                          DEALINGS WITH THE PARTNERSHIP

10.01. Dealings With the Partnership .........................................   20
10.02. Dealings Outside the Partnership ......................................   20
10.03. Partners' Salary ......................................................   21
10.04. Management Fee ........................................................   21
10.05. Fiduciary Obligations .................................................   21

                                 ARTICLE ELEVEN

                                POWER OF ATTORNEY

11.01. Power of Attorney .....................................................   21
11.02. Appointment Irrevocable ...............................................   21

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
                                 ARTICLE TWELVE

                                     GENERAL

12.01. Notices and Registered Agent ..........................................   22
12.02. Partnership Action ....................................................   23
12.03. Certificate of Limited Partnership ....................................   23
12.04. Execution in Counterparts .............................................   23
12.05. Titles ................................................................   23
12.06. Applicable Law ........................................................   23
12.07. Time of Essence .......................................................   23
12.08. Partial Invalidity ....................................................   23
12.09. Singular and Plural ...................................................   23
12.10. General and Limited Partners ..........................................   24
12.11. Further Action ........................................................   24
12.12. Pronouns ..............................................................   24
12.13. Partnership Obligations Binding .......................................   24
12.14. Partition .............................................................   24
12.15. Signatory Requirements ................................................   24
12.16. Statutory Accountings, Etc ............................................   24
12.17. Book Value ............................................................   25

                                   **********

Exhibit "3.02"       List of Property and Value Thereof
Exhibit "11.01"      Special Power of Attorney

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            RADIO ONE OF TEXAS, L.P.

THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), is hereby made and entered into effective the 17th day of December, 2001, by:

      1. Radio One of Texas I, LLC, a Delaware limited liability company (hereinafter referred to as the "General Partner"); and

      2. Radio One of Texas II, LLC, a Delaware limited liability company, and those limited partners who sign a "Limited Partner Signature Page" to this Agreement (hereinafter referred to collectively as the "Limited Partners" and separately as a "Limited Partner").

All General Partners and Limited Partners (hereinafter referred to collectively as the "Partners" and separately as a "Partner"), desiring to form a limited partnership under the provisions and conditions of Delaware State Law ("Delaware Law"), hereby state, confirm and agree as follows:

                                   WITNESSETH:

                                   ARTICLE ONE

                           NAME OF PARTNERSHIP, PLACE,
                       CHARACTER OF BUSINESS AND INTEREST

      Section 1.01. Name. The name of the partnership shall be RADIO ONE OF TEXAS, L.P. (hereinafter referred to as the "Partnership").

      Section 1.02. Registered Office and Place of Business. The registered office shall be: 24 Greenway Plaza, Suite 1508, Houston, Texas 77046, or at such other place within or without the State of Texas as may from time to time be determined by Partnership Action as defined in Section 12.02 below. The place of business of the Partnership shall be at the registered office, or at such other place or places within or without the State of Texas as may from time to time be determined by Partnership Action.

      Section 1.03. Character of Business. The Partnership is formed for the principal purpose of owning and operating radio stations and any activities that are incidental or related to that business. To those ends, the Partnership may acquire, finance or otherwise deal with real and personal property or the proceeds thereof. In addition, this Partnership may undertake any other lawful act or engage in any other business or venture permitted under the Act as may from time to time be determined by partnership Action.

      Section 1.04. Interest in Partnership. The units of Partnership capital held by either General or Limited Partners of the Partnership shall be personal property for all purposes. All property owned by the Partnership, including, but not limited to, real and personal property and tangible and intangible property, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or otherwise, shall have any ownership interest in such property.

                                   ARTICLE TWO

                               TERM OF PARTNERSHIP

      Section 2.01. Term of Partnership. The Partnership shall be formed at the time of the filing of the initial Certificate of Limited Partnership of the Partnership in the office of the Secretary of State of the State of Delaware (or at any later time specified in the initial Certificate of Limited Partnership), and shall continue until dissolved pursuant to the provisions of Article Eight below.

      Section 2.02. Wind-Up. Upon dissolution of the Partnership, the business shall be wound up and the remaining property of the Partnership shall be distributed and applied as provided in Article Eight below.

                     CAPITAL CONTRIBUTIONS AND CAPITAL UNITS

      Section 3.01. Partnership Capital. The capital of the Partnership shall consist of 100 partnership units. A Partner may be both a General Partner and a Limited Partner of the Partnership. Although accounts shall be maintained separately for each General Partner and for each Limited Partner, the combined accounts of any Partner shall constitute his single capital account maintained as required under Treas. Reg. Section 1.704-1(b).

      Section 3.02. Capital Contributions. Each of the Partners shall contribute to the initial capital of the Partnership and the initial capital accounts of each Partner shall equal the amount specified opposite the Partner's name in cash or the fair market value of property (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Internal Revenue Code of 1986, as amended (the "Code")). For each One Hundred Dollars ($100.00) of value contributed to the Partnership upon its formation, each Partner shall be allocated one (1) Partnership unit. Each of the Partners shall be allocated the number of units of Partnership capital specified below:

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
                                                                  Ownership
                                       Contribution    Units     Percentage
                                       ------------    -----    ------------
GENERAL PARTNERS

Radio One of Texas I, LLC               $    100.00        1              1%

LIMITED PARTNERS

Radio One of Texas II, LLC              $  9,900.00       99             99%

                                       ------------    -----

         TOTALS                         $ 10,000.00      100            100%
                                       ============    =====            ===

The initial capital accounts of such Partners shall be credited accordingly. A list of all property which is contributed pursuant to this Section 3.02 and value thereof shall be shown on Exhibit "3.02" which is attached hereto and incorporated herein by reference.

      Section 3.03. Liability of Partners. In addition to a Partner's capital contribution, each General Partner shall be personally liable for the obligations of the Partnership. Such liability as between General Partners shall be in the proportion which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners at that time. Except as otherwise provided in this Agreement, a Limited Partner's liability for the obligations of the Partnership shall be limited to the aggregate amount of the Limited Partner's agreed upon contribution to the Partnership.

      Section 3.04. Return of Contribution. No Partner General or Limited, shall have any right to the return or withdrawal of said Partner's capital contributions, until termination of the Partnership, unless such withdrawal is consented to by all other Partners or otherwise provided for herein or by law. Except as otherwise provided in this Agreement, the General Partners shall not be personally liable for the return of all or any portion of the contributions of the Limited Partners, it being understood and agreed that any such return shall be made solely from Partnership assets.

      Section 3.05. Capital Accounts. The appropriate capital account of each Partner shall be determined and maintained in accordance with the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) and the appropriate initial capital account of each Partner shall be increased by (a) the amount of each Partner's additional cash capital contribution, (b) the fair market value of any additional property contributed by the Partner to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) and (c) allocations to the Partner of Partnership income and gain (or items thereof, including income and gain exempt from tax and income and gain described in Treas. Reg. Section

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1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg.
Section 1.704-1(b)(4)(i); and decreased by (d) the amount of cash distributed to the Partner by the Partnership, (e) the fair market value of property distributed to the Partner by the Partnership (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code), (f) allocations to the Partner of expenditures of the Partnership described in Section 705(a)(2)(B) of the Code, and (g) allocations of Partnership loss and deduction (or item thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in subparagraph (f) of this Section and loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(i) or (iii); provided, however, that each Partner's capital account shall be otherwise adjusted as required by Treas. Reg. Section 1.704-1(b)(2)(iv). Each Partner who has more than one interest in the Partnership shall have a single capital account that reflects all such interests as required by Treas. Reg.
Section 1.704-1(b).

      Section 3.06. Capital Account Restatement. The appropriate capital accounts of the Partners shall be restated in the event that additional contributions are made to the Partnership, Partnership property is distributed to a Partner, a new Partner is admitted to the Partnership, a Partner withdraws from the Partnership, the Partnership is dissolved or in any other event as the General Partners deem appropriate; provided, however, that a capital account restatement shall be effected in such manner and at such time as required by
Section 704(b) of the Code. The appropriate capital accounts shall be restated by (a) determining the fair market value of all Partnership assets (taking
Section 7701(g) of the Code into account) as of the date of such restatement,
(b) allocating any unrealized income, gain, loss or deduction inherent in such assets (that has not been reflected previously in the capital accounts) among the Partners as if there were a taxable disposition of such assets for their fair market value as of the date of such restatement, (c) making any adjustment required in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g) for allocations to the Partners of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such assets, and (d) determining the Partner's distributive share of depreciation, depletion amortization, and gain or loss, as computed for tax purposes, with respect to such assets so as to take into account the variation between the adjusted tax basis and Book Value (as defined in Section 12.17) of such property in the same manner as required by Section 704(c) of the Code.

      Section 3.07. Deficit Capital Accounts. A deficit in the capital account of a General Partner (but not a Limited Partner) shall be deemed to create a debt from such General Partner to the Partnership in the event of the dissolution of the Partnership as provided in Article Eight below.

                                  ARTICLE FOUR

             ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION AND CREDIT

      Section 4.01. Net Income and Net Loss. The terms "Net Income" or "Net Loss," as the case may be, of the Partnership shall mean the Partnership's taxable income or taxable loss for Federal income taxation purposes as determined by the accountants then employed by the Partnership in accordance with Section 703(a) of the Code, with the items required to be separately stated by Section 703(a)(1) of the Code combined into a single net amount; provided, however, that in the event the taxable income or taxable loss of the Partnership for such fiscal year is later adjusted in any manner, as a result of an audit by the Internal Revenue Service (the "Service") or otherwise, then the taxable income or taxable loss of the Partnership shall be adjusted to the same extent. "Net Income" and "Net Loss" shall be further adjusted as follows:

      a. "Net Income" and "Net Loss," as the case may be, shall be adjusted to treat items of tax-exempt income described in Section 705(a)(1)(B) of the Code as items of gross income, and to treat as deductible items all non-deductible, non-capital expenditures described in Section 705(a)(2)(B) of the Code, including any items treated under Treas. Reg. Section 1.704-1(b)(2)(iv) as items described in Section 705(a)(2)(B) of the Code.

      b. In lieu of depreciation, depletion, cost recovery and amortization deductions allowable for Federal income taxation purposes to the Partnership with respect to property contributed to the Partnership by a Partner, there shall be taken into account an amount equal to the product derived by multiplying the Book Value (as defined in Section 12.17) of such property at the beginning of such fiscal year by a fraction, the numerator of which is the amount of depreciation, depletion, cost recovery or amortization deductions allowable with respect to such property for Federal income taxation purposes and the denominator of which is the adjusted basis for Federal income taxation purposes of such property at the beginning of such fiscal year.

      c. In lieu of actual gain or loss recognized by the Partnership for Federal income taxation purposes as a result of the sale or other disposition of property of the Partnership, there shall be taken into account the gain or loss that would have been recognized by the Partnership for Federal income taxation purposes if the Book Value (as defined in Section 12.17) of such property as of the date sold or otherwise disposed of by the Partnership were its adjusted basis for Federal income taxation purposes.

      Section 4.02. Allocation of Net Income and Net Loss. After giving effect to the special allocations set forth in Sections 4.03, 4.04 and 4.06 hereof:

      a. Net Income. Net Income for the fiscal year shall be allocated in the following order of priority:

            i. First, one hundred percent (100%) to the General Partners, in proportion to which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners, until aggregate Net Income allocated to the General Partners under this Section 4.02(a)(i) for such fiscal year and all previous fiscal years is equal to the aggregate losses allocated to the General Partners pursuant to Section 4.02(b)(ii) for all prior fiscal years; and

            ii. Second, the balance, if any, to all Partners, in proportion to which the number of capital units held by each Partner bears to the total number of capital units held by all Partners.

      b. Net Loss. Net Loss for the fiscal year shall be allocated in the following order of priority:

            i. First, one hundred percent (100%) shall be allocated among all the Partners, in proportion to which the number of capital units held by each Partner bears to the total number of capital units held by all Partners, to the extent that such allocation would not cause the Limited Partners to have Adjusted Capital Account Deficits at the end of such fiscal year; and

            ii. Second, the balance, if any, shall be allocated among all the General Partners, in proportion to which the number of capital units held by each General Partner bears to the total number of capital units held by all General Partners.

      Section 4.03. Special Allocations. The following special allocations shall be made in the following order:

      a. Minimum Gain Chargeback. Notwithstanding any other provision of this Article Four, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such General Partner's, Limited Partner's or assignee's or transferee's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treas. Reg. Section

            1.704-2(g)(1) that is allocable to the disposition of Partnership property subject to nonrecourse liabilities (as defined in Treas. Reg. Section 1.704-2(b)(3)), determined in accordance with Treas. Reg. Section 1.704-2(d), or (ii) if such General Partner, Limited Partner or assignee or transferee of a partnership interest would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and assignee or transferee of a partnership interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg.
            Section 1.704-2(f). This Section 4.03(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section and only for the purposes of this
            Section 4.03(a), each General Partner's, Limited Partner's and assignee's or transferee's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Four with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

      b. Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article Four except Section 4.03(a), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each General Partner, Limited Partner or assignee or transferee of a partnership interest who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the greater of (i) the portion of such General Partner's, Limited Partner's or assignee's or transferee's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(5), that is allocable to the disposition of Partnership property subject to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(4), or (ii) if such General Partner, Limited Partner or assignee or transferee of a partnership interest would otherwise have an Adjusted Capital Account Deficit at the end of such year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and assignee or transferee of a partnership interest pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(i)(4). This Section 4.03(b) is intended to comply with the minimum gain chargeback requirement in such Section and shall be interpreted consistently therewith. Solely for the purposes of this
            Section 4.03(b), each General Partner's, Limited Partner's, assignee's or transferee's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article Four with respect to such fiscal year, other than allocations pursuant to Section 4.03(a) hereof.

      c. Qualified Income Offset. In the event any Limited Partner or assignee or transferee of a limited partnership interest unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
            Partnership income and gain shall be specially allocated to each such Limited Partner or assignee or transferee of a limited partnership interest in an amount and manner sufficient to eliminate, to the extent required by Treas. Reg. Section 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Limited Partner or assignee or transferee of a limited partnership interest as quickly as possible, provided that an allocation pursuant to this Section 4.03(c) shall be made only if and to the extent that such Limited Partner or assignee or transferee of a limited partnership interest would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article Four have been tentatively made as if this Section 4.03(c) were not in the Agreement.

      d. Gross Income Allocation. In the event any Limited Partner or assignee or transferee of a limited partnership interest has a deficit capital account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Limited Partner or assignee or transferee of a limited partnership interest is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Limited Partner or assignee or transferee of a limited partnership interest is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Regs. Sections 1.704 2(g)(1) and 1.704-2(i)(5), each such Limited Partner or assignee or transferee of a limited partnership interest shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.03(d) shall be made only if and to the extent that such Limited Partner or assignee or transferee of a limited partnership interest would have a deficit capital account in excess of such sum after all other allocations provided for in this Article Four have been tentatively made as if
            Section 4.03(c) above and this Section 4.03(d) were not in the Agreement.

      e. Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated as provided in Section 4.02(a)(ii) above,

      f. Partner Loan Nonrecourse Deductions. Any Partner Loan Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner or assignee or transferee of a partnership interest who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Loan Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

      g.    Section 754 Adjustments. To the extent Treas. Reg. Section
            1.704 -(b)(2)(iv)(m) requires an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners and assignees or transferees of a partnership interest in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Regulations.

      Section 4.04. Curative Allocations

      a. The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 4.04(b) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 4.04(c) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in
            Section 4.04(d) hereof.

      b. The "Basic Regulatory Allocations" consist of (i) allocations pursuant to Section 4.02(b)(ii) hereof, and (ii) allocations pursuant to Sections 4.03(c), 4.03(d), and 4.03(g) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 4.04(b) shall only be made with respect to allocations pursuant to Section 4.03(g) hereof to the extent the General Partner or General Partners reasonably determine that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

      c. The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.03(a) and 4.03(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 4.04(c) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this
            Section 4.04(c) shall be deferred with respect to allocations pursuant to Section 4.03(e) hereof to the extent the General Partner or General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(a) hereof.

      d. The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 4.03(b) and 4.03(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the General Partners, Limited Partners and assignees or transferees of a partnership interest so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each General Partner, Limited Partner and assignee or transferee of a partnership interest shall be equal to the net amount that would have been allocated to each such General Partner, Limited Partner and assignee or transferee of a partnership interest if the Partner Nonrecourse Regulatory Allocation had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this
            Section 4.04(d) shall be made with respect to allocations pursuant to Section 4.03(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 4.04(d) shall be deferred with respect to allocations pursuant to
            Section 4.03(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the General Partner or General Partners reasonably determine that such allocations are likely to be offset by subsequent allocations pursuant to Section 4.03(b) hereof.

      e. The General Partner or General Partners shall have reasonable discretion, with respect to each Partnership fiscal year, to (i) apply the provisions of Sections 4.04(b), 4.04(c) and 4.04(d) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and
            (ii) divide all allocations pursuant to Section 4.04(b), 4.04(c) and 4.04(d) hereof among the Partners in a manner that is likely to minimize such economic distortions.

      Section 4.05. Effects of Varying General and Limited Partnership Interests During a Partnership Year. In the event a Partner's interest as a General or Limited Partner varies during any fiscal year of the Partnership (whether by reason of withdrawal, additional capital contributions or otherwise), Net Income and Net Loss shall be computed and allocated in accordance with this Agreement as if periods between such variations were each a separate fiscal year of the Partnership.

      Section 4.06. Allocation of Income, Gain, Loss and Deduction; Section 704(c). Upon the sale of any property contributed by any Partner, the gain or loss represented by the difference between the adjusted basis for Federal income taxation purposes and Book Value of the property to the Partnership shall be allocated to the Partner who contributed such property, and the gain or loss in excess of that so allocated shall be allocated among the Partners as provided in Sections 4.01, 4.02, 4.03 and 4.04 above. In addition, any other item of income, gain, loss or deduction with respect to such property shall be allocated in a manner consistent with the requirements of Section 704(c) of the Code and Treas. Reg. Section 1.704-1(b)(2)(iv)(g), as amended from time to time.

      Section 4.07. Allocation of Tax Items. All items of depreciation, gain, loss, deduction or credit that are taken into account in determining Net Income or Net Loss, shall be allocated among the Partners in the same proportion as is provided in this Article Four.

      Section 4.08. Interest, Salaries or Fees Paid to Partners. Any interest paid on loans made by Partners to the Partnership pursuant to the terms of this Agreement and all salaries and fees paid to any Partner, if any, shall be deducted from gross income for Partnership book and tax purposes.

      Section 4.09. Definitions. Capitalized words and phrases used in this Article Four have the following meanings:

      a. Adjusted Capital Account Deficit means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's capital account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

            i. Credit to such capital account any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentence of Treas. Reg. Section 1.704-2(g)(1) or would be deemed obligated to restore if Partner Loan Nonrecourse Deductions were treated as Nonrecourse Deductions; and

            ii. Debit to such capital account the items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
                  and 1.704-1(b) (2)(ii)(d)(6).

            The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Section 1.704-1(b)(2) (ii)(d) and shall be interpreted consistently therewith.

      b.    Nonrecourse Deductions has the meaning set forth in Treas. Reg.
            Section 1.704-2(c). The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

      c. Partner Loan Nonrecourse Deductions has the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Loan Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year over the aggregate amount of any distributions during that fiscal year to the General Partners, Limited Partners, or assignees or transferees of a partnership interest that bear the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(2).

      d. Partner Minimum Gain means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability (as defined in Treas. Reg. Section 1.704-2(b)(3)), determined in accordance with Treas. Reg. Section 1.704-2(i).

      e.    Partner Nonrecourse Debt has the meaning set forth in Treas. Reg.
            Section 1.704-2(b)(4).

      f.    Partnership Minimum Gain has the meaning set forth in Treas. Reg.
            Section 1.704-2(d).

      g. Regulations means the regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      h.    Service means the Internal Revenue Service.

      Section 4.10. Certain Interests of General Partners. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interests of all General Partners, taken together, in each material item of Partnership income, gain, loss, deduction or credit is equal to at least one percent (1%) of each such item at all times during the existence of the Partnership. In determining the General Partners' interests in such items, both the limited and general partnership units owned by the General Partners may be taken into account.

                                  ARTICLE FIVE

                                  DISTRIBUTIONS

      Distributions by the Partnership to the Partners shall be made when and as determined by the General Partner.

                                   ARTICLE SIX

                         MANAGEMENT AND PARTNERS' DUTIES

      Section 6.01. Management of Partnership. The General Partners shall be responsible for conducting the business and operations of the Partnership and each General Partner shall devote so much attention, skill and energies to the business and operations of the Partnership as may be reasonable and/or necessary to promote adequately the interests of the Partnership and the mutual interest of all Partners.

      Section 6.02. Operation of Partnership Business. All decisions and determinations respecting the operation of the Partnership, its business or properties shall be made or taken by Partnership Action and the General Partners shall have the exclusive right and authority to manage, conduct and operate the business of the Partnership. Specifically, but not by way of limitation, upon authorization by Partnership Action, the General Partners and the Partnership shall have the right, power and authority to do or cause to be done any and all acts deemed by the General Partners to be necessary or appropriate including, without limitation, the right, power and authority:

      a. To borrow money for the Partnership and to issue notes, debentures and any other debt securities of the Partnership, to mortgage, or subject to any other security instrument or lien, any or all of the property of the Partnership, and to repay, refinance, modify, consolidate or extend any loan and any mortgage or other security instrument or lien;

      b. To acquire or enter into any contract of insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership;

      c. To pay, either directly or by reimbursement, the General Partners or others, for all operating costs and general administrative expenses;

      d. To settle, compromise, arbitrate or otherwise adjust claims in favor of or against the Partnership, on such terms and in such manner as the General Partners may determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership or any assets of the Partnership;

      e. To execute, acknowledge, swear to and deliver any contract, note, deed, mortgage, assignment, lease, agreement, check, draft, bill of sale or other document or instrument which the General Partners deem necessary to effectuate and exercise the rights and powers possessed;

      f. To invest any excess funds of the Partnership in savings accounts, in federally insured financial institutions, in certificates of deposit issued by federally insured financial institutions, in short term interest bearing obligations of publicly held corporations, state and local governments and the United States, and money market funds;

      g. To make any and all elections required or permitted to be made by the Partnership under the Code and take such action, execute and deliver such documents and to perform such acts as provided in
            Section 7.02 below;

      h. To admit a person as an additional or substitute Limited Partner or as an additional or substitute General Partner as otherwise provided by this Agreement;

      i. To obligate the Partnership to incur debts in the ordinary course of the business of the Partnership;

      j. To enter into any agreement for the sharing of profits or any joint venture with any person or entity;

      k. To manage, lease, sell and otherwise deal with and use Partnership assets at such price, rental or amount, in the form of cash, securities, or other property, and upon such terms and conditions, as the General Partners may determine;

      l. To let or lease all or any portion of any of the assets of the Partnership, whether or not the terms of said leases extend beyond the termination date of the Partnership and whether or not any portion of the assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or part to others for such consideration and on such terms as the General Partners may determine;

      m. To sell, assign, convey or otherwise dispose of for such consideration and upon such terms and conditions as the General Partners may determine, all or any part of the property of the Partnership, and in connection therewith to execute and deliver such instruments as the General Partners may determine;

      n. To employ on behalf of the Partnership agents, employees, accountants, lawyers, consultants, real estate managers, brokers and such other persons, as the General Partners may deem necessary or appropriate, and to pay therefor such remuneration to pay therefor such remuneration as the General Partners may deem reasonable and appropriate;

      o. To purchase, lease, acquire or obtain the use of machinery, equipment, tools, materials and all other kinds and types of real or personal property that may in any way be deemed necessary or appropriate for the conduct of the business of the Partnership;

      p. To designate from among themselves a Managing Partner who shall exercise such rights and powers and undertake such duties as may be delegated to the Managing Partner by the General Partners or as are specified in this Agreement; and

      q. To take such other action, execute and deliver such other documents and perform such other acts as may be necessary or appropriate for the conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

      Section 6.03. Control of the Business by Limited Partners. In no event shall a Limited Partner (except one who may also be a General Partner, and then only in his capacity as a General Partner and within the scope of his authority under this Agreement) be permitted to participate in the control of the business of the Partnership. For this purpose, a Limited Partner does not participate in the control of the business of the Partnership solely by doing one (1) or more of the enumerated powers set forth under Delaware State Law. In addition, the reference to the enumeration of the powers set forth under Delaware State Law is not intended, and shall not be construed, to create any greater liability for the obligations of the Partnership than is imposed upon a Limited Partner by Delaware State Law.

      Section 6.04. Limitations of General Partners. The General Partners shall not have any right, power or authority without the prior written consent of all
Partners:

      a. To do any act in contravention or violation of this Agreement or the Certificate of Limited Partnership;

      b. To do any act which would make it impossible to carry on the business of the Partnership;

      c.    To confess a judgment against the Partnership;

      d. To possess any Partnership property, or assign the rights of the Partners in the specific Partnership property, for other than a Partnership purpose;

      e. To assign the Partnership property or assets in trust for creditors or on the basis of an assignee's promise or undertaking to pay the debts or obligations of the Partnership; or

      f. To cause the Partnership to make loans to the General Partners or to commingle Partnership funds with the funds of others.

      Section 6.05. Liability of the General Partners. As among the Partners, and except for losses caused by the fraud of the General Partners, no personal liability shall be imposed upon the General Partners with respect to any of the obligations and duties imposed upon them by the terms of this Agreement, or with respect to the liabilities of the Partnership. The liabilities of the General Partners arising from their performance of those obligations and duties imposed upon them by the terms of this Agreement and the liabilities of the Partnership shall be enforced and satisfied only out of the assets of the Partnership. The Partnership shall indemnify and save harmless the General Partners from any loss or damage incurred by reason of any act performed by them for and on behalf of the Partnership and in furtherance of its interests unless such act constituted gross negligence, willful or wanton misconduct, or intentional malfeasance.

                                  ARTICLE SEVEN

                  BANK ACCOUNTS, FISCAL YEAR, BOOKS, ACCOUNTING
                                  AND ELECTIONS

      Section 7.01. Tax Elections. All elections required or permitted by the Partnership under the terms of the Code shall be made by Partnership Action in such manner as will be most advantageous to all Partners and the Partnership. In the event of the distribution of property by the Partnership within the meaning of Section 734 of the Code, or the transfer of an interest in the Partnership within the meaning of Section 743 of the Code, the General Partners, in their sole discretion, may elect to adjust the basis of the Partnership property pursuant to Sections 734, 743 and 754 of the Code. Any Partners affected by such election shall supply the information as may be required to make, or give effect to, such elections by the Partnership.

      Section 7.02. Other Tax Matters. The General Partners shall make such elections and shall take such other action as the General Partners believe necessary (a) to extend the statute of limitations for assessment of tax deficiencies against the Limited Partners with respect to any adjustment to the Partnership's federal and state income tax returns; (b) to cause the Partnership and the Limited Partners to be represented before the Service, any other taxing authorities or any courts in matters affecting the Partnership and the Limited Partners; and (c) to cause to be executed any agreements or other documents that bind the Limited Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Limited Partners. The General Partners are specifically authorized to act as the "Tax Matters Partners" under the Code and in any similar matter under state law.

      Section 7.03. Required Records. The General Partners shall continuously maintain the following documents at the Partnership's registered office:

      a. A current list of the full name and last known mailing address of each Partner (specifying separately the General and Limited Partners) in alphabetical order;

      b. A copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

      c. Copies of the Partnership's federal, state and local tax returns and reports, if any, for the three (3) most recent years;

      d. Copies of this Agreement, any amendments to this Agreement and any amended and restated partnership agreements;

      e.    Copies of any financial statements of the Partnership for the three
            (3) most recent years; and

      f. A current list showing the amounts of cash and a description and a statement of and the value of other property and services which each Partner agreed to contribute to the Partnership and actually contributed to the Partnership.

The General Partners shall make these documents available during normal business hours for inspection and copying, at the reasonable request of and at the expense of any Partner. The General Partners shall not be required to deliver or to mail to each Limited Partner a copy of the Certificate of Limited Partnership, or any amendments thereto, upon the return of either the certificate or any amendments from the Secretary of State of the State of Delaware.

                                  ARTICLE EIGHT

                           TERMINATION AND DISSOLUTION

      Section 8.01. Priority of Dissolution. Upon the occurrence of any of the events set forth in Section 8.02 below, the Partnership shall be dissolved, the affairs of the Partnership wound up and the property of the Partnership distributed and applied in the following order of priority:

      a. First, to the payments of any debts and liabilities of the Partnership owing to persons other than any of the Partners;

      b. Second, to the payment of any debts and liabilities of the Partnership owing to any Partner, but in the event the amount available for such payment is insufficient to satisfy all such debts and liabilities, then to such Partners in the proportion which their respective claims bear to the claims of all such Partners; and

      c. Last, to the Partners in the proportion which the positive balance in each Partner's positive capital account bears to the aggregate capital account balance of all Partners at that time.

No Partner shall have a priority over any other Partner with respect to the distribution under subparagraph (c) above. Distributions made in accordance with this Section 8.01 shall be in full satisfaction of the Partner's claim against the Partnership for distribution and liquidation. A General Partner (but not a Limited Partner) shall be liable to restore to the Partnership any negative balance standing in such Partner's capital account, following the distributions required under this Section 8.01, which amount shall, when paid to the Partnership, be distributed by the Partners to the creditors of the Partnership, or to the other Partners in accordance with this Section 8.01. The Partner restoring any such negative balance shall be required to do so at a time not later than the latest permissible time permitted under Treas. Reg. Section 1.704-1(b)(2)(ii). In making distributions to the Partners, the positive capital account balances of the Partners shall be determined after taking into account all capital account adjustments required by Treas. Reg. Section 1.704-1(b)(2).

      Section 8.02. Events Causing Dissolution. The following events shall cause the dissolution of the Partnership:

      a.    Upon the mutual consent in writing executed by all Partners;

      b. Upon the occurrence of an event specified under the laws of the State of Delaware as one effecting dissolution (except to the extent as may be otherwise provided in this Agreement);

      c. Upon the withdrawal of a General Partner at a time when there is no other General Partner (except to the extent as may be otherwise provided in this Agreement);

      d.    Upon the entry of a decree of judicial dissolution under the Act; or

      e. Upon the failure of a new General Partner to qualify under the provisions of Section 8.04 below.

      Section 8.03. Agreement in Event of Dissolution by Act or Event Relating to Less Than All Partners. If the act of, or an event relating to, less than all Partners (the "Dissolving Partners"), including, without limitation, the withdrawal of a General Partner, shall for any purpose be considered an event of dissolution of the Partnership, then the remaining Partners shall enter into a new partnership upon the terms and conditions set forth above and upon the same terms and conditions governing the present Partnership, and each party to this Agreement hereby agrees for himself, his executor, administrator, heirs and assigns to enter into such new partnership and to execute any and all instruments necessary therefor. The act or event relating to the Dissolving Partners shall be treated as a notice of withdrawal by the Dissolving Partners of the entire capital account or capital accounts of the Dissolving Partners.

      Section 8.04. Designation of a General Partner. Upon the withdrawal of Radio One of Texas I, LLC as a General Partner or upon the withdrawal of the last General Partner who may have been designated in accordance with the provisions of this Section 8.04, the Partnership shall continue for a period not exceeding ninety (90) days immediately following the withdrawal of the last General Partner. During such time, the Partners holding more than fifty percent (50%) of the total number of capital units held by all Partners at that time shall designate a person or other legal entity as a new General Partner and such designee shall become a new General Partner by accepting such designation in writing and assuming the obligations of the last General Partner under this Agreement. In the event a new General Partner is not qualified within the time prescribed, then at the expiration of such period the Partnership shall dissolve and the affairs of the Partnership wound up and the property of the Partnership distributed as provided in this Article Eight. Except as provided in the immediately preceding sentence, if the withdrawal of any General Partner shall for any purpose be considered as a dissolution of the Partnership, then the provisions set forth in this Section 8.04 shall be construed as an agreement to enter into a new partnership upon the terms and conditions set forth in this Agreement and each party to this Agreement hereby agrees for himself, his executor, administrator, heirs and assigns to enter into such new partnership and to execute any and all instruments necessary therefor.

      Section 8.05. Bankruptcy, Incompetency or Death of a Limited Partner. Upon the bankruptcy of a Limited Partner, then the trustee of such bankrupt Limited Partner shall be considered an assignee of such Limited Partner's interest in this Partnership and such trustee shall be entitled only to the rights and benefits not inconsistent with this Agreement as are presently provided under Delaware State Law for a creditor of a person having a partnership interest.

      Section 8.06. Time to Dissolve. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize the normal losses attendant upon such liquidation. Each of the Partners during the course of winding up the Partnership affairs and dissolution shall be furnished with a statement prepared by the General Partners which shall set forth the assets and liabilities of the Partnership as of the date of the termination of the Partnership.

      Section 8.07. Date of Termination. The Partnership shall be terminated when all of its assets have been applied and distributed in accordance with the provisions of Section 8.01 above. The establishment of any reserves for the payment of any contingent or unforeseen liabilities or obligations of the Partnership shall not have the effect of extending the term of the Partnership, and such reserve shall be applied and distributed in the manner otherwise provided in Section 8.01 above upon the expiration of the period of such reserve. Upon the termination of the Partnership, there shall be recorded a Certificate of Cancellation of the Partnership.

      Section 8.08. Contingent Liabilities. Notwithstanding any of the provisions of this Agreement, upon the dissolution of the Partnership each General Partner shall continue to be personally liable for the liabilities of the Partnership (absolute, contingent or otherwise, and whether or not known at the time of dissolution) which become payable subsequent to the date of dissolution arising out of events occurring prior to the date of dissolution. Each General Partner shall be responsible for the proportion of such liability as such General Partner was liable prior to the dissolution of the Partnership in accordance with Section 3.03 above. Each General Partner shall, if necessary, pay to the other General Partners any amounts as are necessary to insure that the terms of this Section are made fully effective.

                                  ARTICLE NINE

                         AMENDMENT AND ENTIRE AGREEMENT

      This Agreement shall not be amended, altered, changed or added to except by a written instrument executed by all Partners as of the time of such alteration or amendment. This instrument contains the entire understanding and agreement of the Partners with respect to all matters referred to herein and all prior negotiations and understandings are hereby merged into this Agreement.

                                   ARTICLE TEN

                          DEALINGS WITH THE PARTNERSHIP

      Section 10.01. Dealings With the Partnership. Any Partner may deal with the Partnership as an independent contractor or as an agent for others, and may receive from such others or the Partnership normal profits, compensation, commissions or other income incident to such dealings.

      Section 10.02. Dealings Outside the Partnership. During the continuance of the Partnership, the General Partners individually or collectively shall, at any time and from time to time, devote such time and effort to the Partnership business as may be necessary to promote adequately the interests of the Partnership and the mutual interests of the Partners. Except as otherwise provided by agreement with one or more of the General Partners, the General Partners shall not be required to devote full time to Partnership business. During the continuance of the Partnership, the Partners individually or collectively may, at any time and from time to time, engage in and possess an interest in other business ventures of any and every type and description, independently or with others, and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures of the Partners.

      Section 10.03. Partners' Salary. No Partner shall receive a regular salary or fees for services rendered in management or operation of the Partnership business or property unless specifically agreed to by Partnership Action and such agreement is evidenced by a written agreement specifying such salary; provided, however, that no Partner shall be required to contribute any materials or services for the business or operations of the Partnership and, to the extent any Partner provides such services or the use of any equipment to the Partnership which the Partnership would otherwise have been required to obtain by contract, the Partner or Partners providing such services or equipment shall be paid by the Partnership at the customary or prevailing rates for such service or equipment in the locale where they were provided.

      Section 10.04. Management Fee. Any Partner may, by agreement of the Partners, be compensated for performance of its duties and responsibilities as a Partner. Any such compensation shall be considered guaranteed payments within the meaning of Section 707(c) of the Code.

      Section 10.05. Fiduciary Obligations. The General Partners shall have a fiduciary responsibility to all Partners, both General and Limited, and shall exercise the General Partners' rights and powers in such manner as will best serve the interests of all Partners, including the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partners shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

                                 ARTICLE ELEVEN

                                POWER OF ATTORNEY

      Section 11.01. Power of Attorney. Each Limited Partner does hereby nominate, constitute and appoint the General Partners as said Limited Partner's true and lawful agent and attorney-in-fact, in said Limited Partner's name, place and stead, to make, execute, acknowledge, swear to and file:

      a. Any certificate or other instrument which may be required to be filed by the Partnership under the laws of any state or of the United States; and

      b. Any and all amendments, modifications, or cancellations of such certificate or instrument, including any amendment to the Certificate of Limited Partnership required in accordance with the provisions of this Agreement and the Special Power of Attorney which is attached hereto as Exhibit "13.01" and incorporated herein by reference.

      Section 11.02. Appointment Irrevocable. This power of attorney granted herein being coupled with an interest is irrevocable and shall not be affected by death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted under Delaware State Law.

                                 ARTICLE TWELVE

                                     GENERAL

      Section 12.01. Notices and Registered Agent. The registered agent of the Partnership shall be as follows:

      REGISTERED AGENT: Corporation Service Company
                        2711 Centerville Road, Suite 400
                        Wilmington, DE 19808

or at such other address as may hereafter be designated in accordance with the Act. All notices, demands, offers or other communication which any party hereto is required or may desire to give to any other party hereto may be delivered in person or may be mailed by certified or registered mail, postage prepaid, addressed to the other party as follows:

      PARTNERSHIP:                      Radio One of Texas, L.P.
                                        24 Greenway Plaza
                                        Suite 1508
                                        Houston, TX 77046
                                        Attention: General Manager

      GENERAL
      PARTNER:                          Radio One of Texas I, LLC
                                        5900 Princess Garden Pkwy.
                                        8th Floor
                                        Lanham,MD 20706

      LIMITED
      PARTNERS:                         Radio One of Texas II, LLC
                                        5900 Princess Garden Pkwy.
                                        8th Floor
                                        Lanham,MD 20706

or at such other address as any Partner may hereafter specify in writing to the Partnership and the other Partners. Any notice or demand pursuant to this Agreement shall be deemed given and received immediately if delivered in person or if delivered by mail then forty-eight (48) hours after deposit in United States mail postage prepaid.

      Section 12.02. Partnership Action. As used in this Agreement, the term "Partnership Action" shall mean authorization by a majority of the General Partners at that time.

      Section 12.03. Certificate of Limited Partnership. As soon as practicable after the execution of this Agreement, the Partnership shall cause to be filed with the Secretary of State of the State of Delaware a Certificate of Limited Partnership meeting the requirements of the Act. In addition, the Partnership shall cause to be filed any amendment to the Certificate of Limited Partnership as required by under Delaware State Law or as the General Partners deem advisable and permitted by Delaware State Law.

      Section 12.04. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which may be executed by one of the parties hereto, with the same force and effect as though all the parties executing such counterparts had executed but one instrument.

      Section 12.05. Titles. The titles and headings in this Agreement are for convenience only and shall in no way affect, limit or control the meaning or application of any article or section hereof.

      Section 12.06. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

      Section 12.07. Time of Essence. Time is of the essence in this Agreement and all the terms and provisions hereof. This Agreement and all the terms and provisions hereof shall, except as herein otherwise provided, inure to the benefit of and shall be binding upon the heirs, personal representatives, successors and assigns of the parties hereto.

      Section 12.08. Partial Invalidity. If any of the terms and provisions of this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though such invalid term or provision were not contained herein.

      Section 12.09. Singular and Plural. In this Agreement, whenever the context so requires, the singular includes the plural and the plural includes the singular.

      Section 12.10. General and Limited Partners. As provided in Section 3.01 above, capital units may be held by either General and Limited Partners of the Partnership and a Partner may be both a General and Limited Partner of the Partnership. For purposes of determining a Partner's rights and obligations under this Agreement, a Partner who is both a General and Limited Partner shall have such Partner's rights and obligations determined independently as though such Partner held only a General or Limited Partnership interest.

      Section 12.11. Further Action. The Partners shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

      Section 12.12. Pronouns. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine and neuter as the identity of the person or persons may require.

      Section 12.13. Partnership Obligations Binding. Each Partner agrees that the promises, covenants and conditions contained herein are given individually and as a Partner and inure to and are binding upon his successors, assigns and estate.

      Section 12.14. Partition. The Partners hereby agree that no Partner, nor any successor in interest to any Partner, shall have the right while this Agreement remains in effect to have the Partnership property partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property partitioned, and each Partner on behalf of himself, his successors, successors in title and assigns, hereby waives any such right.

      Section 12.15. Signatory Requirements. Each Limited Partner or additional or substitute Limited Partner may become a signatory hereof by signing a Limited Partner Signature Page to this Agreement and such other instruments as the General Partners shall determine. By so signing, each Limited Partner or additional or substitute Limited Partner shall be deemed to have adopted and agreed to be bound by all the provisions of this Agreement, as amended from time to time in accordance with the provisions of this Agreement.

      Section 12.16. Statutory Accountings Etc. The Partners hereby agree that no Partner, nor any successor in interest to any Partner, shall have the right while this Agreement remains in effect to any statutory right to an accounting or to institute any proceeding at law or in equity to obtain such accounting, and each Partner on behalf of himself, his successors, successors in title and assigns, hereby waives any such rights.

      Section 12.17. Book Value. As used in this Agreement, the term "Book Value" of any item of Partnership property as of any particular date shall be determined as follows: (a) the Book Value of any item of property contributed by a Partner to the capital of the Partnership shall be the agreed-upon gross fair market value of such item of property as of the date such property was contributed to the Partnership, as adjusted for depreciation, depletion, cost recovery and amortization deductions with respect to such property computed in the manner provided in Section 4.01(a) above; and (b) the Book Value of any other item of Partnership property shall be its adjusted basis for Federal income taxation purposes.

      IN WITNESS WHEREOF, the parties hereto have set their hands, effective as of the day and year first above written, on this 17th day of December, 2001.

GENERAL PARTNER                         LIMITED PARTNER

RADIO ONE OF TEXAS I, LLC               RADIO ONE OF TEXAS II, LLC

By: /s/ Linda J. Eckard Vilardo         By: /s/ Scott R. Royster
    -----------------------------           -------------------------
    LINDA J. ECKARD VILARDO                 SCOTT R. ROYSTER
        Vice President                      Executive VP/CFO

STATE OF MARYLAND         )
                          )SS:
COUNTY OF PRINCE GEORGE'S )

      Before me, a Notary Public in and for said county and state, personally appeared Linda J. E. Vilardo known to me to be the VP of Radio One of Texas I, LLC, and who executed this Agreement on behalf of Radio One of Texas I, LLC, as a General Partner, and being duly sworn, acknowledged that execution for the purposes therein contained as of the date of the Agreement referred to therein.

      Witness my hand and official seal.

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------
                                        Notary Public
                                        Residing in PG County, Maryland

                                        My Commission Expires:

                                        9/13/05

STATE OF MARYLAND         )
                          )SS:
COUNTY OF PRINCE GEORGE'S )

      Before me, a Notary Public in and for said county and state, personally appeared Scott R. Royster known to me to be the EVP/CFO of Radio One of Texas II, LLC, and who executed this Agreement on behalf of Radio One of Texas II, LLC, as a Limited Partner, and being duly sworn, acknowledged that execution for the purposes therein contained as of the date of the Agreement referred to therein.

      Witness my hand and official seal.

                                        /s/ [ILLEGIBLE]
                                        ----------------------------------
                                        Notary Public
                                        Residing in PG County, Maryland

                                        My Commission Expires:

                                        9/13/05

                                 EXHIBIT "3.02"

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            RADIO ONE OF TEXAS, L.P.

     Description of Property              Value
     -----------------------              -----
Assets:

                          Cash          $10,000,00

    TOTAL GROSS VALUE                   $10,000,00
                                        ----------

Liabilities:
                          None          $     0.00

    TOTAL LIABILITIES                   $     0.00
                                        ----------

    TOTAL NET VALUE                     $10.000.00
                                        ==========

                                 EXHIBIT "11.01"

                            SPECIAL POWER OF ATTORNEY

      The undersigned, Radio One of Texas II, LLC, hereby constitutes and appoints the General Partners of Radio One of Texas, L.P., a limited partnership being organized under Delaware State Laws (hereinafter referred to as the "Partnership"), and any one of them, as the undersigned's true and lawful attorney-in-fact in the undersigned's name, place and stead to:

      1. Sign and certify under oath such original Certificate of Limited Partnership with respect to the Partnership as is required by Delaware State Law.

      2. Sign and certify under oath such amended Certificates of Limited Partnership with respect to the Partnership as required from time to time in order to reflect:

      a.    A change in the name of the Partnership;

      b. The admission of a new General Partner in accordance with the provisions of the Partnership Agreement;

      c. The withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

      d. The continuation of the business of the Partnership after an event of withdrawal of a General Partner in accordance with the provisions of the Partnership Agreement;

      e. The discovery by a General Partner that any statement in the original Certificate of Limited Partnership or any amendment thereof was false when made;

      f. The facts or arrangements described in the original Certificate of Limited Partnership or any amendment thereof have changed making the original Certificate of Limited Partnership or any amendment thereof inaccurate in any respect; or

      g. Any other change or modification of the original Certificate of Limited Partnership or any amendment thereof that the General Partners agree to.

      3. Execute such amendments to the Limited Partnership Agreement of the Partnership as are necessary to reflect the admission of additional Limited Partners or substitution of Limited Partners in accordance with the agreement.

      4. Execute and file all documents which may be required to effect the dissolution of the Partnership pursuant to the Limited Partnership Agreement.

      5. Execute and file all assumed name certificates required to be filed on behalf of the Partnership.

      This power of attorney is coupled with an interest and shall be irrevocable to the General Partners and any one of them, so long as said person or persons continues as a General Partner of the Partnership and shall not be affected by the death or incompetence of the principal and, in addition, shall be effective to the fullest extent permitted under Delaware State Law.

      This special power of attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this special power of attorney this 17th day of December, 2001.

                                        RADIO ONE OF TEXAS II, LLP

                                        By: /s/ Scott R. Royster
                                            -------------------------
                                            SCOTT R. ROYSTER
                                            Executive VP/CFO

STATE OF MARYLAND         )
                          )SS:
COUNTY OF PRINCE GEORGE'S )

      Before me, a Notary Public in and for said county and state, personally appeared Scott R. Royster, known to me to be the individual described in, and
who executed this      Special Power of Attorney, and being duly sworn, [he/she]
acknowledged that [he/she] executed the same for the purposes therein contained as of the date referred to therein.

      Witness my hand and official seal.

                                        /s/ [ILLEGIBLE]
                                        --------------------------------
                                        Notary Public
                                        Residing in PG County, Maryland

                                        My Commission Expires:

                                        9/13/05